Exhibit 4.02

STOCK PURCHASE CONTRACT AGREEMENT

between

LEHMAN BROTHERS HOLDINGS INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Stock Purchase Contract Agent

Dated as of May 17, 2007

i

EXHIBITS:

Exhibit A	– Form of Normal MCAPS Certificate
Exhibit B	– Form of Treasury MCAPS Certificate
Exhibit C	– Instruction to Stock Purchase Contract Agent
Exhibit D	– Notice from Stock Purchase Contract Agent to Holders
Exhibit E	– Notice to Settle by Treasury Securities
Exhibit F	– Notice from Stock Purchase Contract Agent to Collateral Agent (Settlement of Purchase Contract through Remarketing)

STOCK PURCHASE CONTRACT AGREEMENT, dated as of May 17, 2007, between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Company”), having its principal office at 745 Seventh Avenue, New York, New York 10019, and U.S. Bank National Association, a national banking association, acting as stock purchase contract agent for the Holders of MCAPS (as defined herein) from time to time (the “Stock Purchase Contract Agent”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the MCAPS.

All things necessary to make the Stock Purchase Contracts (as defined herein), when the Certificates (as defined herein) are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the MCAPS by the Holders thereof, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1             Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

(b)           All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted in the United States at the date or time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company.

(c)           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision.

(d)           Unless the context otherwise requires, any references to an “Article,” a “Section,” an “Exhibit” or another subdivision refers to an Article, a Section, an Exhibit or another subdivision, as the case may be, of this Stock Purchase Contract Agreement.

“Additional Subordinated Notes” means the subordinated notes of the Company that may be issued to the Stock Purchase Contract Agent as provided in Section 6.7(c).

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, Title 11 of the United States Code, as amended from time to time, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the MCAPS Depositary or on the books of a Person maintaining an account with such MCAPS Depositary (directly as a MCAPS Depositary Participant or as an indirect participant, in each case in accordance with the rules of such MCAPS Depositary).

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act hereunder.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification and delivered to the Stock Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a MCAPS Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.6.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Borough of Manhattan, City of New York are generally authorized or obligated to be closed.

“Certificate” means a Normal MCAPS Certificate or a Treasury MCAPS Certificate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in the Collateral Agreement.

“Collateral Agent” means The Bank of New York, as Collateral Agent under the Collateral Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

“Collateral Agreement” means the Collateral Agreement, dated as of the date hereof, among the Company, the Collateral Agent, the Securities Intermediary, and the Stock Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the MCAPS, as amended from time to time.

“Collateral Substitution” means (i) with respect to a Normal MCAPS, the substitution for the Pledged Trust Preferred Security included in such Normal MCAPS by Qualifying Treasury Securities or portions thereof in an aggregate principal amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Security, or (ii) with respect to a Treasury MCAPS, the substitution for the Pledged Treasury Securities included in such Treasury MCAPS by Trust Preferred Securities in an aggregate liquidation amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Contract Payments” means the payments payable by the Company on the Payment Dates in respect of each Stock Purchase Contract, at the rate of 0.15% per annum of the Stated Amount per Stock Purchase Contract of each Stock Purchase Contract.

“Corporate Trust Office” means the office of the Stock Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at One Federal Street, 3rd Floor, Boston, MA 02110, Attn: Earl Dennison (provided, however, for purposes of Section 11.2 only, the Corporate Trust Office shall be located at 100 Wall Street, Suite 1600, Mai Station EX-NY-WALL, New York, New York 10005).

“Debentures” means the Remarketable Junior Subordinated Debentures due 2043 of the Company.

“Declaration of Trust” means the Amended and Restated Declaration of Trust, dated as of the date hereof, of Lehman Brothers Holdings Capital Trust VIII, among the Company, as Sponsor, the Property Trustee, the Delaware Trustee and the Regular Trustees (each as named therein) and the several Holders (as defined therein).

“Deferred Contract Payments” has the meaning specified in Section 6.7(a).

“Depositary” means a clearing agency registered under Section 17A of the Exchange Act.

“Depositary Receipt” means one of the depositary receipts, whether in definition or temporary form, issued by the Preferred Stock Depositary pursuant to a Deposit Agreement, each representing any number of whole Depositary Shares.

“Depositary Shares” means the Depositary Shares of the Company, each representing a 1/100th ownership interest in a share of Preferred Stock, which shall be evidenced by Depositary Receipts.

“DTC” means The Depository Trust Company.

“Early Remarketing” has the meaning specified in Section 2.3 of the Declaration of Trust.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning specified in Section 1.4(e).

“Failed Remarketing” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Global Certificate” means a Certificate that evidences all or part of the MCAPS and is registered in the name of the MCAPS Depositary or a nominee thereof.

“Guarantee Agreement” means the Guarantee Agreement between the Company, as Guarantor and U.S. Bank National Association, as Guarantee Trustee named thereunder, dated as of the date hereof.

“Holder” means, with respect to a MCAPS, the Person in whose name the MCAPS evidenced by a Certificate is registered in the Securities Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of MCAPS have voted on any matter (and not for any other purpose hereunder), if the MCAPS remains in the form of one or more Global Certificates and if the MCAPS Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the MCAPS Depositary Participants to whose accounts the MCAPS are credited on the record date, the term “Holder” shall mean such MCAPS Depositary Participant acting at the direction of the Beneficial Owners.

“Indemnitees” has the meaning specified in Section 8.7(c).

“Indenture” means the Base Indenture, dated as of February 1, 1996, between the Company and JPMorgan Chase Bank, N.A., as trustee, as supplemented by the First Supplemental Indenture, dated as of February 1, 1996, and the Twelfth Supplemental Indenture, as further amended or supplemented from time to time with respect to the Debentures.

“Indenture Trustee” means U.S. Bank National Association, national banking association duly organized and existing under the laws of the United States of America, solely in its capacity as trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.

“Initial Liquidation Amount” has the meaning specified in the Declaration of Trust.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Stock Purchase Contract Agent.

“LIBOR”, with respect to a payment period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such interest period.

If LIBOR cannot be determined as described above, the Company will select four major banks in the London interbank market. The Company will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such interest period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, LIBOR for the interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Company will select three major banks in New York City and will then determine LIBOR for the interest period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London Business Day immediately preceding the first day of such interest period. The rates quoted will be for loans in U.S. dollars, for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Company are quoting rates, LIBOR for the applicable period will be the same as for the immediately preceding interest period.

“London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

 “MCAPS” means a Normal MCAPS or a Treasury MCAPS, as the case may be.

“MCAPS Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the MCAPS as contemplated by Sections 3.6 and 3.8.

“MCAPS Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the MCAPS Depositary effects book-entry transfers and pledges of securities deposited with the MCAPS Depositary.

“Normal MCAPS” means the collective rights and obligations of a Holder of a Normal MCAPS Certificate in respect of one Trust Preferred Security subject to the Pledge thereof, and the related Stock Purchase Contract.

“Normal MCAPS Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal MCAPS specified on such certificate.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or the duly authorized designee of any of the foregoing, and delivered to the Stock Purchase Contract Agent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (including an employee of the Company), and who shall be reasonably acceptable to the Stock Purchase Contract Agent.

“Outstanding MCAPS” means, with respect to any MCAPS and as of the date of determination, all MCAPS evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i)            if a Termination Event has occurred, no MCAPS shall be deemed outstanding;

(ii)           MCAPS evidenced by Certificates theretofore cancelled by the Stock Purchase Contract Agent or delivered to the Stock Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii)          MCAPS evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Stock Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the MCAPS evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the MCAPS have given any request, demand, authorization, direction, notice, consent or waiver hereunder, MCAPS owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding MCAPS, except that, in determining whether the Stock Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only MCAPS that a Responsible Officer of the Stock Purchase Contract Agent actually knows to be so owned shall be so disregarded. MCAPS so owned that have been pledged in good faith may be regarded as Outstanding MCAPS if the pledgee establishes to the satisfaction of the Stock Purchase Contract Agent the pledgee’s right so to act with respect to such MCAPS and that the pledgee is not the Company or any Affiliate of the Company.

“Parity Guarantee” has the meaning specified in Section 6.7(d) hereof.

“Parity Debt Security” has the meaning specified in Section 6.7(d) hereof.

 “Paying Agent” has the meaning specified in the Declaration of Trust.

“Payment Date” means (i) each February 28, May 31, August 31 and November 30 of each year occurring on or prior to the Stock Purchase Date, commencing on August 31, 2007, and (ii) if not otherwise a Payment Date, the Stock Purchase Date.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Plan” means an employee benefit plan that is subject to Title I of ERISA, a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or Similar Law and any entity whose assets are considered assets of any such plan, account or arrangement.

“Pledge” means the pledge under the Collateral Agreement of the Trust Preferred Securities or the Qualifying Treasury Securities, as the case may be, in each case constituting a part of the MCAPS.

 “Pledged Securities” means the Pledged Trust Preferred Securities and the Pledged Treasury Securities.

“Pledged Treasury Securities” has the meaning specified in Section 1.1 of the Collateral Agreement.

“Pledged Trust Preferred Securities” has the meaning specified in Section 1.1(e) of the Collateral Agreement.

 “Predecessor Normal MCAPS Certificate” of any particular Normal MCAPS Certificate means every previous Normal MCAPS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Normal MCAPS evidenced thereby; and, for the purposes of this definition, any Normal MCAPS Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal MCAPS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal MCAPS Certificate.

“Predecessor Treasury MCAPS Certificate” of any particular Treasury MCAPS Certificate means every previous Treasury MCAPS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury MCAPS evidenced thereby; and, for the purposes of this definition, any Treasury MCAPS Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury MCAPS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury MCAPS Certificate.

“Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series I, $100,000 liquidation preference per share with no par value, of the Company.

“Preferred Stock Deposit Agreement” means an agreement among the Company, the Preferred Stock Depositary and the holder from time to time of Depositary Receipts.

“Preferred Stock Depositary” means the Depositary under the Preferred Stock Deposit Agreement.

“Proceeds” has the meaning specified in Section 1.1 of the Collateral Agreement.

“Property Trustee” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Purchase Price” has the meaning set forth in Section 6.1(a).

“Qualifying Treasury Security” has the meaning specified in Section 5.1.

“Quarterly Date” has the meaning specified in Section 5.1.

“Record Date” for any distribution and Contract Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the 15th day of the calendar month in which the relevant Payment Date falls (whether or not a Business Day).

“Regular Trustee” has the meaning specified in the Declaration of Trust.

“Remarketing” means a remarketing of Trust Preferred Securities pursuant to Section 1.1 of the Declaration of Trust.

“Remarketing Agent” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Remarketing Agreement” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Remarketing Date” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Remarketing Fee” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Remarketing Period” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Remarketing Settlement Date” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Responsible Officer” shall mean, when used with respect to the Stock Purchase Contact Agent, any officer within the corporate trust department of the Stock Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Stock Purchase Contract Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Stock Purchase Contract Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means The Bank of New York, as Securities Intermediary under the Collateral Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Collateral Agreement.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5.

“Senior Debt” has the meaning specified in Section 1401 of the Indenture.

“Separate Trust Preferred Securities” means Trust Preferred Securities that are no longer a component of Normal MCAPS.

“Settlement with Qualifying Treasury Securities” has the meaning specified in Section 6.2(b).

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Stated Amount” means, with respect to any one Normal MCAPS, Treasury MCAPS, or Trust Preferred Security, $1,000.

“Stock Purchase Contract” means, with respect to any MCAPS, the contract forming a part of such MCAPS and obligating (i) the Company to sell, and the Holder of such MCAPS to purchase Depositary Shares and (ii) the Company to pay the Holder thereof Contract Payments, in each case on the terms and subject to the conditions specified in Article VI.

“Stock Purchase Contract Agent” means the Person named as the “Stock Purchase Contract Agent” in the first paragraph of this Agreement until a successor Stock Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Stock Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Stock Purchase Contract Settlement Fund” has the meaning specified in Section 6.3(a).

“Stock Purchase Date” means May 31, 2012, provided that the Stock Purchase Date may be (i) moved to an earlier date if an Early Remarketing occurs, in accordance with Section 6.2(b)(v), or (ii) deferred for quarterly periods until May 31, 2013 in accordance with Section 6.2(b)(iv).

“Successful” has the meaning specified in Section 1.1 of the Declaration of Trust.

“Termination Date” means the date, if any, on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following events at any time on or prior to the Stock Purchase Date:

(i)            a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable federal or state law and if such judgment, decree or order shall have been entered more than 90 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 90 days;

(ii)           a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 90 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 90 days;

(iii)          the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(iv)          the Company shall redeem the Debentures prior to the Stock Purchase Date upon the occurrence of a “tax event”, a “capital treatment event” or a “rating agency event,” in each case, as defined in the Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Transfer Agent” means the Property Trustee solely in its capacity as transfer agent for the MCAPS.

“Treasury MCAPS” means, following the substitution of Qualifying Treasury Securities for Pledged Trust Preferred Securities as collateral to secure a Holder’s obligations under the Stock Purchase Contract, the collective rights and obligations of a Holder of a Treasury MCAPS Certificate in respect of such Qualifying Treasury Securities subject to the Pledge thereof, and the related Stock Purchase Contract.

“Treasury MCAPS Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury MCAPS specified on such certificate.

“Trust Enforcement Event” has the meaning specified in Section 1.1 of the Declaration of Trust.

 “Trust Preferred Security” has the meaning specified in Section 7.1(a)(i) of the Declaration of Trust.

“Twelfth Supplemental Indenture” means the Supplemental Indenture, dated as of the date hereof, between the Company and the Indenture Trustee, to the Base Indenture, dated as of February 1, 1996, between the Company and JPMorgan Chase Bank, N.A., as trustee.

“Underwriters” means the underwriters identified in Schedule II to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated May 8, 2007, among the Company and the Underwriters, relating to the issuance of MCAPS by the Company.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

Section 1.2             Compliance Certificates and Opinions.

Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Stock Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Stock Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Stock Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Notwithstanding any portion of this Agreement to the contrary, the Company shall not be required to furnish the Stock Purchase Contract Agent an Opinion of Counsel in connection with the issuance of the MCAPS pursuant to the Underwriting Agreement.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 11.5) shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3             Form of Documents Delivered to Stock Purchase Contract Agent.

(a)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(b)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4             Acts of Holders; Record Dates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Stock Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 8.1) conclusive in favor of the Stock Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Stock Purchase Contract Agent deems sufficient.

(c)           The ownership of MCAPS shall be proved by the Securities Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any MCAPS shall bind every future Holder of the same MCAPS and the Holder of every Certificate evidencing such MCAPS issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Stock Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)           The Company may set any date as a record date for the purpose of determining the Holders of Outstanding MCAPS entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of MCAPS. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Normal MCAPS and the Outstanding Treasury MCAPS, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Normal MCAPS or the Treasury MCAPS, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding MCAPS on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding MCAPS on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Stock Purchase Contract Agent in writing and to each Holder of MCAPS in the manner specified in Section 1.6.

With respect to any record date set pursuant to this Section 1.4(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Stock Purchase Contract Agent in writing, and to each Holder of MCAPS in the manner specified in Section 1.6, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.5             Notices.

Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Stock Purchase Contract Agent only upon receipt thereof:

If to the Stock Purchase Contract Agent:

U.S. Bank National Association,
as Stock Purchase Contract Agent
One Federal Street, 3rd Floor

Boston, MA 02110
Attention:  Corporate Trust Services
Facsimile:  617-603-6667

If to the Company:

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attention: General Counsel
Facsimile:  212-526-0339

If to the Collateral Agent:

The Bank of New York,

as Collateral Agent

101 Barclay Street, Floor 4 West

New York, NY 10286

Attention:  MBS Group
Facsimile:  212-815-3910

If to the Property Trustee:

U.S. Bank National Association,
as Trustee
One Federal Street, 3rd Floor

Boston, MA 02110
Attention:  Corporate Trust Services
Facsimile:  617-603-6667

The Stock Purchase Contract Agent shall send to the Indenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.

Section 1.6             Notice to Holders; Waiver.

Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Stock Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Stock Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.7             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8             Successors and Assigns.

All covenants and agreements in this Agreement by the Company and the Stock Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.9             Separability Clause.

In case any provision in this Agreement or in the MCAPS shall be declared invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10           Benefits of Agreement.

Nothing contained in this Agreement or in the MCAPS, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the MCAPS evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11           Governing Law.

This Agreement and the MCAPS shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.12           Legal Holidays.

(a)           In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the MCAPS), Contract Payments or other distributions shall not be paid on such date, but Contract Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date. No interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date on such successive Business Day.

(b)           In any case where the Stock Purchase Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the MCAPS), the Stock Purchase Contracts shall not be performed and shall not be effected on such date, but the Stock Purchase

Contracts shall be performed on the next succeeding Business Day with the same force and effect as if made on such Stock Purchase Date.

Section 1.13           Counterparts.

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14           Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.15           Appointment of Financial Institution as Agent for the Company.

The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Stock Purchase Contract Agent and the Holders, under this Agreement and the Stock Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

Section 1.16           No Waiver.

No failure on the part of the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

ARTICLE II

CERTIFICATE FORMS

Section 2.1             Forms of Certificates Generally.

The Certificates (including the form of Stock Purchase Contract forming part of each MCAPS evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Normal MCAPS) or Exhibit B hereto (in the case of Certificates evidencing Treasury MCAPS), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the MCAPS are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the MCAPS evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.2             Form of Stock Purchase Contract Agent’s Certificate of Authentication.

The form of the Stock Purchase Contract Agent’s certificate of authentication of the MCAPS shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE III

THE MCAPS

Section 3.1             Amount; Form and Denominations.

The aggregate stated amount of MCAPS evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to $500,000,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14 or 9.5.

The Certificates shall be issuable only in registered form and only in denominations of a single Normal MCAPS or Treasury MCAPS and any integral multiple thereof.

Section 3.2             Rights and Obligations Evidenced by the Certificates.

Each Normal MCAPS Certificate shall evidence the number of Normal MCAPS specified therein, with each such Normal MCAPS representing (1) the ownership by the Holder thereof of one Trust Preferred Security, subject to the Pledge of such Trust Preferred Security by such Holder pursuant to the Collateral Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Stock Purchase Contract. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Normal MCAPS, to pledge, pursuant to the Collateral Agreement, the Trust Preferred Security forming a part of such Normal MCAPS, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Trust Preferred Security to secure the obligation of the Holder under each Stock Purchase Contract to purchase Depositary Shares.

Upon the formation of a Treasury MCAPS pursuant to Section 3.13, each Treasury MCAPS Certificate shall evidence the number of Treasury MCAPS specified therein, with each such Treasury MCAPS representing (1) the ownership by the Holder thereof of one Qualifying Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Collateral Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Stock Purchase Contract. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury MCAPS, to pledge, pursuant to the Collateral Agreement, such Holder’s interest in the Qualifying Treasury Security forming a part of such Treasury MCAPS (and any Qualifying Treasury Security subsequently purchased by the Collateral Agent on behalf of the Holder of such Treasury MCAPS with the proceeds of any maturing Qualifying Treasury Security prior to the Stock Purchase Date) to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Qualifying Treasury Security (and any Qualifying Treasury Security subsequently purchased by the Collateral Agent on behalf of the Holder of such Treasury MCAPS with the proceeds of any maturing Qualifying Treasury Security prior to the Stock Purchase Date) Treasury Security to secure the obligation of the Holder under each Stock Purchase Contract to purchase Depositary Shares.

Prior to the purchase of Depositary Shares under each Stock Purchase Contract, such Stock Purchase Contract shall not entitle the Holder of an MCAPS to any of the rights of a holder of Depositary Shares, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company.

Section 3.3             Execution, Authentication, Delivery and Dating.

(a)           Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Stock Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Stock Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

(b)           The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

(c)           Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

(d)           No Stock Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Stock Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Stock Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Stock Purchase Contracts evidenced by such Certificate.

(e)           Each Certificate shall be dated the date of its authentication.

(f)            No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Stock Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.4             Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal MCAPS or Treasury MCAPS, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

(b)           If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of MCAPS as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the MCAPS evidenced thereby as definitive Certificates.

Section 3.5             Registration; Registration of Transfer and Exchange.

(a)           The Stock Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Stock Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Stock Purchase Contract Agent, in such capacity, the “Securities Registrar”). The Securities Registrar shall record separately the registration and transfer of the Certificates evidencing Normal MCAPS and Treasury MCAPS.

(b)           Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Normal MCAPS or Treasury MCAPS, as the case may be.

(c)           At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Normal MCAPS or Treasury MCAPS, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

(d)           All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal MCAPS or Treasury

MCAPS, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Normal MCAPS or Treasury MCAPS, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

(e)           Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Stock Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Stock Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

(f)            No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Stock Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6 and 9.5 not involving any transfer.

(g)           Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:

(i)            if the Stock Purchase Date (including upon any Settlement with Qualifying Treasury Securities) with respect to such other Certificate has occurred, deliver the Depositary Shares issuable in respect of the Stock Purchase Contracts forming a part of the MCAPS evidenced by such other Certificate; or

(ii)           if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Trust Preferred Securities or the Qualifying Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article VI hereof.

Section 3.6             Book-Entry Interests.

(a)           The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the MCAPS Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial MCAPS Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the MCAPS Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.9. The Stock Purchase Contract Agent shall enter into an agreement with the MCAPS Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

(i)            the provisions of this Section 3.6 shall be in full force and effect;

(ii)           the Company shall be entitled to deal with the MCAPS Depositary for all purposes of this Agreement (including, without limitation, making Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the MCAPS and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the MCAPS Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 3.9;

(iii)          to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

(iv)          the rights of the Beneficial Owners shall be exercised only through the MCAPS Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the MCAPS Depositary or the MCAPS Depositary Participants; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the MCAPS Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 3.9.

Transfers of securities evidenced by Global Certificates shall be made through the facilities of the MCAPS Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury MCAPS and the recreation of Normal MCAPS pursuant to Sections 3.13 and 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.

Section 3.7             Notices to Holders.

Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any MCAPS registered in the name of the MCAPS Depositary or the nominee of the MCAPS Depositary, the Company or the Company’s agent shall, except as specified herein, have no obligations to the Beneficial Owners.

Section 3.8             Appointment of Successor MCAPS Depositary.

If the MCAPS Depositary elects to discontinue its services as securities depositary with respect to the MCAPS, the Company may, in its sole discretion, appoint a successor MCAPS Depositary with respect to the MCAPS.

Section 3.9             Definitive Certificates.

If:

(a)           the MCAPS Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the MCAPS and no successor Depositary has been appointed pursuant to Section 3.8 within 90 days after such notice; or

(b)           the MCAPS Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the MCAPS Depositary is required to be so registered to act as the MCAPS Depositary and so notifies the Company, and no successor MCAPS Depositary has been appointed pursuant to Section 3.8 within 90 days after such notice; or

(c)           any event of default has occurred and is continuing under the Trust Preferred Securities or this Agreement; or

(d)           the Company determines in its sole discretion that the Global Certificates shall be exchangeable for definitive Certificates,

then (x) definitive Certificates shall be prepared by the Company with respect to such MCAPS and delivered to the Stock Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the MCAPS by the MCAPS Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the MCAPS Depositary. The Company and the Stock Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence MCAPS of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

Section 3.10           Mutilated, Destroyed, Lost and Stolen Certificates.

(a)           If any mutilated Certificate is surrendered to the Stock Purchase Contract Agent, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Normal MCAPS or Treasury MCAPS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(b)           If there shall be delivered to the Company and the Stock Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Stock Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal MCAPS or Treasury MCAPS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(c)           Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:

(i)            if the Stock Purchase Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the Depositary Shares issuable in respect of the Stock Purchase Contracts forming a part of the MCAPS evidenced by such Certificate; or

(ii)           if a Settlement with Qualifying Treasury Securities with respect to such lost or mutilated Certificate or if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Trust Preferred Securities or the Qualifying Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article VI hereof.

(d)           Upon the issuance of any new Certificate under this Section, the Company and the Stock Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Stock Purchase Contract Agent) connected therewith.

(e)           Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the MCAPS evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the MCAPS evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

(f)            The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11           Persons Deemed Owners.

(a)           Prior to due presentment of a Certificate for registration of transfer, the Company and the Stock Purchase Contract Agent, and any agent of the Company or the Stock Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the MCAPS evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Trust Preferred Securities, payment of Contract Payments and performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such MCAPS, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Stock Purchase Contract Agent, nor any agent of the Company or the Stock Purchase Contract Agent, shall be affected by notice to the contrary.

(b)           Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Stock Purchase Contract Agent or any agent of the Company or the Stock Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the MCAPS Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such MCAPS Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the MCAPS Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Stock Purchase Contract Agent or any agent of the Company or the Stock Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.12           Cancellation.

(a)           All Certificates surrendered for delivery of the Depositary Shares on or after the Stock Purchase Date or upon the transfer of Trust Preferred Securities or for delivery of Trust Preferred Securities or Qualifying Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Settlement with Qualifying Treasury Securities, or upon the registration of transfer or exchange of a MCAPS, or a Collateral Substitution or the recreation of Normal MCAPS shall, if surrendered to any Person other than the Stock Purchase Contract Agent, be delivered to the Stock Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Stock Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Stock Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Stock Purchase Contract Agent shall be disposed of in accordance with its customary practices.

(b)           If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Stock Purchase Contract Agent cancelled or for cancellation.

Section 3.13           Creation of Treasury MCAPS by Substitution of Qualifying Treasury Securities.

(a)           Subject to the conditions specified in this Agreement, a Holder may, at any time from and after the date of this Agreement and prior to the Successful Remarketing of the Trust Preferred Securities (except (1) on a day in February, May, August or November that is on or after the 15th day of the month (or the next Business Day if the last day is not a Business Day) or (2) during the period from 3:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period until the opening of business on the Business Day immediately following such Remarketing Settlement Date), effect a Collateral Substitution and separate the Pledged Trust Preferred Securities from the related Stock Purchase

Contracts in respect of all or a portion of such Holder’s Normal MCAPS by substituting for such Pledged Trust Preferred Securities or Qualifying Treasury Securities maturing at least one business day prior to the next Quarterly Date in an aggregate principal amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities. To effect such substitution, the Holder must:

(i)            deposit with the Collateral Agent the applicable Qualifying Treasury Securities that will mature at least one business day prior to the next Quarterly Date and, in each case, in an aggregate principal amount of $1,000, which must be purchased in the open market by the Holder (unless otherwise owned by the Holder); and

(ii)           transfer the related Normal MCAPS to the Stock Purchase Contract Agent accompanied by a notice to be substantially in the form of Exhibit C hereto, (i) stating that the Holder has deposited the appropriate amount of Qualifying Treasury Securities with the Collateral Agent for credit to the Collateral Account in substitution for the Pledged Trust Preferred Securities, (ii) stating that the Holder is transferring the Normal MCAPS to the Transfer Agent and (iii) requesting that the Collateral Agent release the Pledged Trust Preferred Securities underlying such Normal MCAPS.

(b)           Upon receipt of the Qualifying Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Collateral Agreement, the Collateral Agent will cause the release of such Pledged Trust Preferred Securities from the Pledge and the transfer of such Trust Preferred Securities to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Trust Preferred Securities, the Stock Purchase Contract Agent shall promptly:

(i)            cancel the related Normal MCAPS;

(ii)           transfer the Trust Preferred Securities to the Holder (such Trust Preferred Securities shall be tradeable as a separate security, independent of the resulting Treasury MCAPS); and

(iii)          authenticate, execute on behalf of such Holder and deliver Treasury MCAPS in book-entry form, or if applicable, in the form of a Treasury MCAPS Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Normal MCAPS.

(c)           In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Normal MCAPS or fails to deliver Normal MCAPS Certificates to the Transfer Agent after depositing Qualifying Treasury Securities with the Collateral Agent, any distributions on the Trust Preferred Securities constituting a part of such Normal MCAPS shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Normal MCAPS are so transferred or the Normal MCAPS Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Stock Purchase Contract Agent that such Normal MCAPS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company.

(d)           Except as described in Section 6.2 or in this Section 3.13 or in connection with a Settlement with Qualifying Treasury Securities or a Termination Event, for so long as the Stock Purchase Contract underlying a Normal MCAPS remains in effect, such Normal MCAPS shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Trust Preferred Securities and the Stock Purchase Contract comprising such Normal MCAPS may be acquired, and may be transferred and exchanged, only as a Normal MCAPS.

(e)           Promptly following each quarterly publication of the U.S. Department of the Treasury of the tentative auction schedule, the Collateral Agent shall prepare and deliver to the Company a schedule identifying for the upcoming 12-month period the issue and maturity dates for each Qualifying Treasury Security.

Section 3.14           Recreation of Normal MCAPS.

(a)           Subject to the conditions specified in this Agreement, a Holder of Treasury MCAPS may recreate Normal MCAPS at any time from and after the date of this Agreement and prior to the Successful Remarketing of the Trust Preferred Securities (except (1) on a day in February, May, August or November that is on or after the 15th day of the month through the last day of the month (or the next Business Day if the last day is not a Business Day) or (2) during the period from 3:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of such Remarketing Period until the opening of business on the Business Day immediately following such Remarketing Settlement Date). To recreate Normal MCAPS, the Holder must:

(i)            deposit with the Securities Intermediary Trust Preferred Securities having an aggregate liquidation amount equal to the stated amount of the Normal MCAPS to be recreated, which Trust Preferred Securities must be purchased at Holder’s expense (unless otherwise owned by the Holder); and

(ii)           transfer the related Treasury MCAPS to the Stock Purchase Contract Agent accompanied by a notice to the Stock Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Trust Preferred Securities to the Collateral Agent for deposit in the Collateral Account in substitution for the Pledged Qualifying Treasury Securities and (ii) instructing the Stock Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury MCAPS, whereupon the Stock Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Collateral Agreement.

(b)           Upon receipt of the Trust Preferred Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Collateral Agreement, the Collateral Agent will effect the release of the Pledged Qualifying Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge and the transfer thereof to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Qualifying Treasury Securities, the Stock Purchase Contract Agent shall promptly:

(i)            cancel the related Treasury MCAPS;

(ii)           transfer the Qualifying Treasury Securities to the Holder; and

(iii)          authenticate, execute on behalf of such Holder and deliver Normal MCAPS in book-entry form or, if applicable, in the form of a Normal MCAPS Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Treasury MCAPS.

(c)           Except as provided in Section 6.2 or in this Section 3.14 or in connection with a Termination Event, for so long as the Stock Purchase Contract underlying a Treasury MCAPS remains in effect, such Treasury MCAPS shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury MCAPS in respect of the Qualifying Treasury Security and the Stock Purchase Contract comprising such Treasury MCAPS may be acquired, and may be transferred and exchanged, only as a Treasury MCAPS.

Section 3.15           Transfer of Collateral upon Occurrence of Termination Event.

(a)           Upon the occurrence of a Termination Event and the transfer to the Stock Purchase Contract Agent of the Trust Preferred Securities or the Qualifying Treasury Securities, as the case may be, underlying the Normal MCAPS or the Treasury MCAPS, respectively, pursuant to the terms of the Collateral Agreement, the Stock Purchase Contract Agent shall request transfer instructions with respect to such Trust Preferred Securities or Qualifying Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Securities Register.

(b)           Upon book-entry transfer of the Normal MCAPS or the Treasury MCAPS or delivery of a Normal MCAPS Certificate or Treasury MCAPS Certificate to the Stock Purchase Contract Agent with such transfer instructions, the Stock Purchase Contract Agent shall transfer the Trust Preferred Securities or Qualifying Treasury Securities, as the case may be, underlying such Normal MCAPS or Treasury MCAPS, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Normal MCAPS or Treasury MCAPS fails to effect such transfer or delivery, the Trust Preferred Securities or Qualifying Treasury Securities, as the case may be, underlying such Normal MCAPS or Treasury MCAPS, as the case may be, and any distributions thereon, shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)            the transfer of such Normal MCAPS or Treasury MCAPS or surrender of the Normal MCAPS Certificate or Treasury MCAPS Certificate or the receipt by the Company and the Stock Purchase Contract Agent from such Holder of satisfactory evidence that such Normal MCAPS Certificate or Treasury MCAPS

Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company; and

(ii)           the expiration of the time period specified in the abandoned property laws of the relevant State in which the Stock Purchase Contract Agent holds such property.

Section 3.16           No Consent to Assumption.

Each Holder of a MCAPS, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption, under Section 365 of the Bankruptcy Code or otherwise, of the Stock Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

ARTICLE IV

THE TRUST PREFERRED SECURITIES

Section 4.1             Distributions; Rights to Distributions Preserved.

(a)           Any payment on any Trust Preferred Security that is paid on any Payment Date shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Company (in the case of a Trust Preferred Security that is held in the name of the Stock Purchase Contract Agent) or from the Collateral Agent as provided by the terms of the Collateral Agreement (in the case of a Trust Preferred Security that is held in the name of the Collateral Agent), be paid by the Stock Purchase Contract Agent to the Person in whose name the Normal MCAPS Certificate (or one or more Predecessor Normal MCAPS Certificates) of which such Trust Preferred Security forms a part is registered at the close of business on the Record Date for such Payment Date.

(b)           Each Normal MCAPS Certificate evidencing a Trust Preferred Security delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal MCAPS Certificate shall carry the right to accumulated and unpaid distributions or distributions, and to accrue distributions, which were carried by the Trust Preferred Security underlying such other Normal MCAPS Certificate.

(c)           In the case of any Normal MCAPS with respect to which (A) a Collateral Substitution is properly effected pursuant to Section 3.13, or (B) a Successful Remarketing occurs with respect to the Trust Preferred Security that is part of such Normal MCAPS, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, distributions on the Trust Preferred Securities underlying such Normal MCAPS otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Collateral Substitution or Remarketing, and such payment or distributions shall, subject to receipt thereof by the Stock Purchase Contract Agent, be payable to the Person in whose name the Normal MCAPS Certificate (or one or more Predecessor Normal MCAPS Certificates) was registered at the close of business on the Record Date.

(d)           Except as otherwise expressly provided in Section 4.1(c) in the case of any Normal MCAPS with respect to which a Collateral Substitution has been effected, payments on the related Trust Preferred Securities that would otherwise be payable or made after the date of the Collateral Substitution shall not be payable hereunder to the Holder of such Normal MCAPS; provided, however, that to the extent that such Holder continues to hold Separate Trust Preferred Securities that formerly comprised a part of such Holder’s Normal MCAPS, such Holder shall be entitled to receive distributions on such Separate Trust Preferred Securities.

Section 4.2             Notice and Voting.

(a)           The Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Trust Preferred Securities, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Trust Preferred Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Trust Preferred Securities, the Stock

Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Normal MCAPS a notice:

(i)            containing such information as is contained in the notice or solicitation;

(ii)           stating that each Holder on the record date set by the Stock Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Trust Preferred Securities, as the case may be, entitled to vote) shall be entitled to instruct the Stock Purchase Contract Agent as to the exercise of the voting rights pertaining to such Trust Preferred Securities underlying their Normal MCAPS; and

(iii)          stating the manner in which such instructions may be given.

(b)           Upon the written request of the Holders of Normal MCAPS on such record date received by the Stock Purchase Contract Agent at least six days prior to such meeting, the Stock Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions specified in such requests, the maximum number of Trust Preferred Securities, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal MCAPS, the Stock Purchase Contract Agent shall abstain from voting the Trust Preferred Securities underlying such Normal MCAPS. The Company hereby agrees, if applicable, to solicit Holders of Normal MCAPS to timely instruct the Stock Purchase Contract Agent in order to enable the Stock Purchase Contract Agent to vote such Trust Preferred Securities.

(c)           The Holders of Normal MCAPS and Treasury MCAPS shall have no voting or other rights in respect of Depositary Shares or the Preferred Stock.

(d)           The Holders of Normal MCAPS have the right to (i) exercise or enforce all the rights of a holder of Trust Preferred Securities under Section 7.5 of the Declaration of Trust as if such Holders held the Trust Preferred Securities that form a part of their Normal MCAPS directly or (ii) direct the Stock Purchase Contract Agent to exercise or enforce its rights under Section 7.5 of the Declaration of Trust as the holder of such Trust Preferred Securities.

ARTICLE V

QUALIFYING TREASURY SECURITIES

Section 5.1             Qualifying Treasury Securities.

(a)           For each February 28, May 31, August 31 and November 30, commencing on May 31, 2007 and ending on the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts, or if any such day is not a Business Day, the immediately succeeding Business Day (each, a “Quarterly Date”), the Collateral Agent shall identify:

(i)            the 13-week treasury bill that matures at least one and not more than six Business Days prior to that Quarterly Date, or

(ii)           if no 13-week treasury bill that matures at least one and not more than six Business Days prior to that Quarterly Date is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding Quarterly Date, the 26-week treasury bill that matures at least one and not more than six Business Days prior to that Quarterly Date, or

(iii)          if neither of such treasury bills is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding Quarterly Date, any other treasury security (which may be a zero coupon treasury security) that is outstanding on the immediately preceding Quarterly Date, is highly liquid and matures at least one Business Day prior to such Quarterly Date; provided that any treasury security identified pursuant to this clause (iii) shall be selected in a manner intended to minimize the cash value of the security selected.

(b)           The Collateral Agent shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each Quarterly Date promptly after the Department of the Treasury makes the schedule for upcoming auctions of treasury securities publicly available and shall, to the extent that a security previously identified with respect to any Quarterly Date is no longer expected to be outstanding on the immediately preceding Quarterly Date, identify another security meeting the foregoing criteria for such Quarterly Date. The security most recently identified by the Collateral Agent with respect to any Quarterly Date shall be the “Qualifying Treasury Security” with respect to the period from and including its date of issuance (or if later, the date of maturity of the Qualifying Treasury Security with respect to the immediately preceding Quarterly Date) to but excluding its date of maturity, and the Collateral Agent’s identification of a security as a Qualifying Treasury Security for such period shall be final and binding for all purposes absent manifest error. The Collateral Agent shall give (or cause to be given) prompt written notice to the Company and the Stock Purchase Contract Agent of each determination made pursuant to this Section 5.1.

ARTICLE VI

THE STOCK PURCHASE CONTRACTS

Section 6.1             Purchase of Depositary Share.

(a)           Each Stock Purchase Contract shall obligate the Holder of the related MCAPS to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $1,000 (the “Purchase Price”), one Depositary Share, unless a Termination Event with respect to the MCAPS of which such Stock Purchase Contract is a part shall have occurred.

(b)           Each Holder of a Normal MCAPS or a Treasury MCAPS, by its acceptance of such MCAPS:

(i)            irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii)           agrees to be bound by the terms and provisions thereof;

(iii)          covenants and agrees to perform its obligations under such Stock Purchase Contract for so long as such Holder remains a Holder of a Normal MCAPS or a Treasury MCAPS;

(iv)          consents to the provisions hereof;

(v)           irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform this Agreement and the Collateral Agreement on its behalf and in its name as its attorney-in-fact;

(vi)          consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Trust Preferred Securities and the Qualifying Treasury Securities pursuant to the Collateral Agreement; and

(vii)         for United States federal, state and local income and franchise tax purposes, agrees to (A) treat an acquisition of the Normal MCAPS as an acquisition of a unit consisting of the Trust Preferred Securities and Stock Purchase Contracts constituting the Normal MCAPS and, with respect to Treasury MCAPS, treat Treasury MCAPS as a unit consisting of a Qualifying Treasury Security and a Stock Purchase Contracts, (B) treat itself as the owner of the applicable interest in the Collateral Account, including the Trust Preferred Securities and the Qualifying Treasury Securities, as the case may be and (C) treat the Junior Subordinated Debentures as indebtedness of the Company;

provided that upon a Termination Event, the rights of the Holder of such MCAPS under the Stock Purchase Contract may be enforced without regard to any other rights or obligations.

(c)           Each Holder of a Normal MCAPS or a Treasury MCAPS, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 6.2 hereof and the provisions of the Collateral Agreement, but subject to the terms thereof, Proceeds of the Trust Preferred Securities or the Qualifying Treasury Securities, as applicable, on the Stock Purchase Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

(d)           Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Stock Purchase Contracts underlying such Certificate and the Collateral Agreement and the transferor shall be released from the obligations under this Agreement, the Stock Purchase Contracts underlying the Certificate so transferred and the Collateral Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

(e)           In any case where the Stock Purchase Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the MCAPS), the Stock Purchase Contracts shall not be performed and shall not be effected on such date, but the Stock Purchase Contracts shall be performed on the next preceding Business Day with the same force and effect as if made on such Stock Purchase Date.

Section 6.2             Remarketing; Payment of Purchase Price.

(a)           The Company shall conduct a Remarketing of the Trust Preferred Securities in accordance with Article XIII of the Declaration of Trust and the Remarketing Agreement.

(i)            With respect to any Trust Preferred Security that constitutes part of Normal MCAPS that are subject to a final Remarketing attempt, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect to the Trust Preferred Securities and, subject to applicable law and Section 6.2(d), may, among other things, (i) retain such Trust Preferred Securities in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts or (ii) sell such Trust Preferred Securities in one or more public or private sales as permitted by applicable law, in order to satisfy the Stock Purchase Contract Agent’s obligations under Section 2.2(a) to pay the purchase price in respect of the Stock Purchase Contracts.

(ii)           The Stock Purchase Contract Agent shall give Holders of MCAPS, and the Company shall request that the MCAPS Depositary or its nominee give MCAPS Depositary Participants holding MCAPS and Separate Trust Preferred Securities, notice of a Remarketing at least 21 Business Days prior to any Remarketing Date. Such notice will specify the information required to be specified in the notice pursuant to Section 13.2 of the Declaration of Trust.

(b)           Each Holder of Normal MCAPS shall have the right to satisfy such Holder’s obligations under the Stock Purchase Contract on the Stock Purchase Date with separate Qualifying Treasury Securities by notifying the Stock Purchase Contract Agent by presenting a notice in substantially the form of Exhibit E hereto of its intention to settle with Qualifying Treasury Securities and surrendering the Normal MCAPS certificate on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period and delivering Qualifying Treasury Securities having a principal amount equal to the Purchase Price under the related Stock Purchase Contracts to the Collateral Agent on or prior to 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of any Remarketing Period. Promptly following 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period, the Stock Purchase Contract Agent shall notify the Collateral Agent and the Trustee of the receipt of such notices from Holders intending to make a Settlement with Qualifying Treasury Securities by use of a notice in substantially the form of Exhibit F hereto.

(i)            A Holder of a Normal MCAPS who has so notified the Stock Purchase Contract Agent of its intention to effect a Settlement with Qualifying Treasury Securities shall deliver the Qualifying Treasury Securities specified in Section 6.2(b) above to the Collateral Agent for deposit in the Collateral Account on or prior to 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of any Remarketing Period. Any securities or their proceeds received shall be paid or delivered, as the case may be, to the Company on the Stock Purchase Date in settlement of the Stock Purchase Contracts in accordance with the terms of this Agreement and the Collateral Agreement.

(ii)           If a Holder of a Normal MCAPS does not notify the Stock Purchase Contract Agent of its intention to make a Settlement with Qualifying Treasury Securities in accordance with Section 6.2(b)(ii), or does notify the Stock Purchase Contract Agent in accordance with Section 6.2(b)(i) but fails to make such delivery as required by Section 6.2(b)(ii), such Holder shall be deemed to have consented to the disposition of the Pledged Trust Preferred Securities pursuant to the next applicable Remarketing.

(iii)          As soon as practicable after 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of any Remarketing Period, the Collateral Agent, based on Qualifying Treasury Securities received by the Collateral Agent pursuant to Section 6.2(b)(ii), shall promptly notify the Stock Purchase Contract Agent of the aggregate liquidation amount of Trust Preferred Securities to be tendered for purchase in the Remarketing in a notice pursuant to the terms of the Collateral Agreement.

(iv)          In the event of a Remarketing that is not Successful, (A) the Stock Purchase Date shall be deferred for a quarterly period, except in the case of a Failed Remarketing, in which case the Stock Purchase Date shall occur on May 31, 2013 (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing), and (B) if the Holders of MCAPS have delivered Qualifying Treasury Securities in order to effect Settlement with Qualifying Treasury Securities in accordance with Section 6.2(b)(ii), the Collateral Agent will promptly return the Qualifying Treasury Securities or their proceeds, as the case may be, that it has received with respect to the Settlement with

Qualifying Treasury Securities to the Stock Purchase Contract Agent for distribution to the applicable Holders of Normal MCAPS.

(v)           In the event of a Successful Remarketing, if the Holders of MCAPS have delivered Qualifying Treasury Securities in order to effect Settlement with Qualifying Treasury Securities, the Collateral Agent will cause the Securities Intermediary to effect the release of Pledged Trust Preferred Securities from the Pledge and the transfer of such Trust Preferred Securities to the Stock Purchase Contract Agent on behalf of the Holders free and clear of the Company’s security interest therein. Upon receipt of such Trust Preferred Securities, the Stock Purchase Contract Agent shall promptly transfer the Trust Preferred Securities to the Holders.

(c)           The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Settlement with Qualifying Treasury Securities, are payable solely out of the Proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will the Holders be liable for any deficiency between the Proceeds of the disposition of Collateral and the Purchase Price.

(d)           The Company shall not be obligated to issue any Depositary Shares in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder of the related MCAPS unless the Company shall have received payment for the Depositary Shares to be purchased thereunder in the manner herein specified.

Section 6.3             Issuance of Depositary Shares.

(a)           Unless a Termination Event shall have occurred, on the Stock Purchase Date upon receipt of the aggregate Purchase Price payable on all Outstanding MCAPS, the Company shall issue and deposit with the Depositary for the Depositary Shares, for the benefit of the Holders of the Outstanding MCAPS, one or more certificates representing newly issued or treasury Depositary Shares (the “Depositary Receipts”) registered in the name of the Stock Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for Depositary Shares, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Stock Purchase Date, being hereinafter referred to as the “Stock Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder, it being understood that in order for the Company to satisfy its obligations under this Section 6.3(a), the Company shall issue and deposit with the Preferred Stock Depositary shares of Preferred Stock and, pursuant to a Deposit Agreement, shall cause the Preferred Stock Depositary to issue and deposit such Depositary Receipts in respect of the Preferred Stock so deposited.

(b)           Subject to the foregoing, upon surrender of a Certificate to the Stock Purchase Contract Agent on or after the Stock Purchase Date together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued Depositary Shares that such Holder is entitled to receive pursuant to the provisions of this Article VI (after taking into account all MCAPS then held by such Holder), together with any dividends or distributions with respect to such shares constituting part of the Stock Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Stock Purchase Contract Agent. If any Depositary Shares issued in respect of a Stock Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Stock Purchase Contract is registered (but excluding any MCAPS Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Stock Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(c)           The Stock Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Preferred Stock or Depositary Shares, or of any securities or property, that may at the time be issued or delivered with respect to any Stock Purchase Contract, and the Stock Purchase Contract Agent makes no representation with respect thereto. The Stock Purchase Contract Agent shall not be responsible for any failure of the Company to cause to issue, transfer or deliver any Depositary Shares pursuant to a Stock Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article VI.

Section 6.4             Termination Event; Notice.

(a)           The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of Holders to purchase Depositary Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if a Termination Event shall have occurred on or prior to the Stock Purchase Date.

(b)           Upon and after the occurrence of a Termination Event, the MCAPS shall thereafter represent the right to receive the Trust Preferred Securities or the Qualifying Treasury Securities, as the case may be, forming part of such MCAPS, in accordance with the provisions of Section 5.4 of the Collateral Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than five Business Days thereafter give written notice of such event to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Securities Register.

Section 6.5             Charges and Taxes.

The Company shall pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the Depositary Shares pursuant to the Stock Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes that may be payable in respect of any exchange of or substitution for a Certificate evidencing a MCAPS or any issuance of a Depositary Share in a name other than that of the registered Holder of a Certificate surrendered in respect of the MCAPS evidenced thereby, other than in the name of the Stock Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.6             Contract Payments.

(a)           Subject to Section 6.7, the Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Payments will be payable at the office of the Stock Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. If the book-entry system for the MCAPS has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Securities Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent. If any date on which Contract Payments are to be made is not a Business Day, then payment of the Contract Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of such delay). The Contract Payments will accrue from and including May 17, 2007 or from and including the most recent Payment Date on which Contract Payments have been paid or duly provided for (subject to deferral as specified in Section 6.7) to but excluding the next succeeding Payment Date. Contract Payments will be calculated on the basis of the actual number of days elapsed in the related payment period using a 360-day year.

(b)           Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Payments (including any accrued Contract Payments) shall cease.

(c)           Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Normal MCAPS) any other Certificate shall carry the right to accrued and unpaid Contract Payments that was carried by the Stock Purchase Contracts underlying such other Certificates.

(d)           The Company’s obligations with respect to Contract Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior Debt.

(e)           In the event of (A) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (B) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (C) any assignment by the Company for the benefit of creditors, or (D) any other marshalling of the assets of the Company:

(i)            all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of MCAPS in respect of Contract Payments;

(ii)           any payment or distribution, whether in cash, securities or other property that would otherwise (but for these subordination provisions) be payable or deliverable in respect of Contract Payments shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full;

(iii)          after payment in full of all sums owing with respect to Senior Debt, the Holders of MCAPS, together with the holders of any obligations of the Company ranking on a parity with the Contract Payments, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid Contract Payments and interest thereon and such other obligations before any payment or other distribution, whether in cash, securities or other property, shall be made on account of any capital stock of the Company or any obligations of the Company ranking junior to the Company’s obligations to make Contract Payments under the Stock Purchase Contracts and such other obligations; and

(iv)          in the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Stock Purchase Contract Agent or any Holder of MCAPS in contravention of any of the terms hereof such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred back to the transferor for distribution, or to the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Stock Purchase Contract Agent or any Holder of MCAPS to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

(f)            For purposes of Sections 6.6(d) through (p), the words “cash, securities or other property” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Sections 6.6(d) through (p) with respect to such Contract Payments on the MCAPS to the payment of all Senior Debt that may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Debt is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

(g)           Any failure by the Company to make any payment on or perform any other obligation under Senior Debt, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Sections 6.6(d) through (p) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(h)           Subject to the irrevocable payment in full of all Senior Debt, the Holders of the MCAPS shall be subrogated (equally and ratably with the holders of all obligations of the Company that by their express terms are subordinated to Senior Debt of the Company to the same extent as payment of the Contract Payments in respect of the Stock Purchase Contracts underlying the MCAPS is subordinated and that are entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, securities or other property of the Company applicable to the Senior Debt until all such Contract Payments owing on the MCAPS shall be paid in full, and as between the Company, its creditors other than holders of such Senior Debt and the Holders, no such payment or distribution made to the holders of Senior Debt by virtue of Sections 6.6(d) through (p) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of Sections 6.6(d) through (p) are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

(i)            Nothing contained in Sections 6.6(d) through (p) or elsewhere in this Agreement or in the MCAPS is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Payments on the MCAPS as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Stock Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Sections 6.6(d) through (p), of the holders of Senior Debt in respect of cash, securities or other property of the Company received upon the exercise of any such remedy.

(j)            Upon payment or distribution of assets of the Company referred to in Sections 6.6(d) through (p), the Stock Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors, liquidating trustee or Stock Purchase Contract Agent or other Person making any payment or distribution, delivered to the Stock Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Sections 6.6(d) through (p).

(k)           The Stock Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Stock Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to Section 6.6(d) through (p), the Stock Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Stock Purchase Contract Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Sections 6.6(d) through (p), and, if such evidence is not furnished, the Stock Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(l)            Nothing contained in Sections 6.6(d) through (p) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Payments, except as otherwise provided in Sections 6.6(d) through (p).

(m)          Each Holder of MCAPS, by its acceptance thereof, authorizes and directs the Stock Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 6.6(d) through (p) and appoints the Stock Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

(n)           The Company shall give prompt written notice to the Stock Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent in respect of the MCAPS pursuant to the provisions of this Section. Notwithstanding the provisions of Section 6.6(d) through (p) or any other provisions of this Agreement, the Stock Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent, or the taking of any other action by the Stock Purchase Contract Agent, unless and until the Stock Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Stock Purchase Contract Agent at its Corporate Trust Services department from the Company, any Holder, or the holder or representative of any Senior Debt; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Stock Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Stock Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

(o)           The Stock Purchase Contract Agent in its individual capacity shall be entitled to all the rights specified in this Section with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Agreement shall deprive the Stock Purchase Contract Agent of any of its rights as such holder.

(p)           No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

(q)           Nothing in this Section 6.6 shall apply to claims of, or payments to, the Stock Purchase Contract Agent under or pursuant to Section 8.7.

(r)            With respect to the holders of Senior Debt, (i) the duties and obligations of the Stock Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Stock Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, securities or other property to which any holders of Senior Debt shall be entitled by virtue of this Section 6.6 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Stock Purchase Contract Agent; and (iv) the Stock Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

Section 6.7             Deferral of Contract Payments.

(a)           The Company shall have the right (which will be exercised if so directed by the SEC), at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the company is required to give notice of any Record Date or Payment Date with respect to the payment of such Contract Payments to the New York Stock Exchange, or any other national securities exchange, automated interdealer quotation system or other applicable self regulatory organization or to Holders of MCAPS, but in any event not less than one Business Day prior to such Record Date. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate originally applicable to the Debentures (calculated on the same basis as originally applicable to the Debentures), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Payments”). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 6.7. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive any Contract Payments and any Deferred Contract Payments will terminate.

(b)           In the event that the Company elects to defer the payment of Contract Payments until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

(c)           In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts and such deferral is continuing on the Stock Purchase Date, each Holder will receive on the Stock Purchase Date in lieu of a cash payment, in addition to the Depositary Shares to be issued pursuant to Section 6.3, subordinated notes of the Company (“Additional Subordinated Notes”) that will (i) have a principal amount equal to the aggregate amount of Deferred Contract Payments at the Stock Purchase Date, (ii) mature on the later of June 2, 2014 and five years after the first Payment Date on which any of such Deferred Contract Payments were payable, (iii) bear interest at the rate per annum equal to the originally applicable rate of interest on the Debentures (subject to deferral on the same basis as the Contract Payments; provided that the reference in clause (i)(2) of Section 6.7(d) to the beginning of the deferral period shall be deemed to refer to the beginning of the deferral period with respect to the Contract Payments), (iv) be subordinate and rank junior in right of payment to all of the Company’s Senior Debt on the same basis as the Debentures and (v) be redeemable at the option of the Company at any time or from time to time prior to their stated maturity at a redemption price equal to the principal amount thereof plus any accrued and unpaid interest to the date of redemption.

In the event the Company exercises its option to defer the payment of Contract Payments then, until the earlier of (x) the Termination Date or (y) the date on which the Company shall have either paid all Deferred Contract Payments in the manner set forth in Section 6.7(c) to the Stock Purchase Contract Agent in cash or repaid all amounts outstanding on the Additional Subordinated Notes, the Company shall not (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock, including Preferred Stock; (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu in all respects with or junior in interest to the Debentures; and (C) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company that by its terms ranks pari passu in all respects with or junior in interest to the Guarantee (as such term is defined in the Declaration of Trust), other than, in each case: (a) dividends or distributions in the form of common stock of the Company; (b) payments under the Trust Guarantee (as such term is defined in the Declaration of Trust); (c) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (d) purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans; (e) payments of interest on any of the Company’s debt securities that rank on a parity with (“Parity Debt Securities”) or junior in interest to the Debentures or payments under any guarantee of the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with (“Parity Guarantees”) or junior in interest to the Debentures in respect of interest payments on debt securities of any subsidiary of the Company, in each case ratably and in proportion to the respective amount of (x) accrued and unpaid interest on such Parity Debt Securities or guaranteed by such Parity Guarantees, on the one hand, and (y) accrued and unpaid interest on the Debentures (including compounded amounts and all amounts of principal and interest on any Additional Subordinated Notes), on the other hand; and (f) payment of interest on the Debentures in Additional Subordinated Notes in connection with a Failed Remarketing.

Section 6.8             Rights of Holders of Treasury MCAPS to Receive Excess Proceeds.

The Stock Purchase Contract Agent shall pay, solely out of the funds received from the Collateral Agent for such purpose pursuant to Section 5.5 of the Collateral Agreement, on each Quarterly Date, an amount in cash equal to the excess of the net proceeds received by the Collateral Agent upon the maturity of the related Pledged Treasury Securities over the net purchase price of the Qualifying Treasury Securities purchased therewith pursuant to Section 5.5 of the Collateral Agreement to the Person in whose name a Treasury MCAPS Certificate is registered at the close of business on the Record Date relating to such Quarterly Date. Such amounts will be payable at the office of the Stock Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. If the book entry system for the MCAPS has been terminated, such payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

ARTICLE VII

REMEDIES

Section 7.1             Unconditional Right of Holders to Receive Contract Payments and to Purchase Depositary Shares.

Each Holder of MCAPS shall have the right, which is absolute and unconditional, except upon and following a Termination Event, (i) subject to Article VI, to receive each Contract Payment with respect to each Stock Purchase Contract comprising part of such MCAPS on the respective Payment Date for such MCAPS and (ii) to purchase Depositary Shares pursuant to such Stock Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Payments and the right to purchase Depositary Shares, and such rights shall not be impaired without the consent of such Holder.

Section 7.2             Restoration of Rights and Remedies.

If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 7.3             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 3.10(f), no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.4             Delay or Omission Not Waiver.

No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VII or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 7.5             Undertaking for Costs.

All parties to this Agreement agree, and each Holder of a MCAPS, by its acceptance of such MCAPS shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Stock Purchase Contract Agent for any action taken, suffered or omitted by it as Stock Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Stock Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding MCAPS, or to any suit instituted by any Holder for the enforcement of interest on any Trust Preferred Securities or Contract Payments on or after the respective Payment Date therefor in respect of any MCAPS held by such Holder, or for enforcement of the right to purchase Depositary Shares under the Stock Purchase Contracts constituting part of any MCAPS held by such Holder.

Section 7.6             Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Stock Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE PURCHASE CONTRACT AGENT

Section 8.1             Certain Duties and Responsibilities.

(a)           The Stock Purchase Contract Agent:

(i)            undertakes to perform, with respect to the MCAPS, such duties and only such duties as are or will be specifically specified in this Agreement, the Collateral Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement, the Collateral Agreement or the Remarketing Agreement against the Stock Purchase Contract Agent; and

(ii)           in the absence of bad faith or gross negligence on its part, may, with respect to the MCAPS, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Stock Purchase Contract Agent and conforming to the requirements of this Agreement or the Collateral Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Stock Purchase Contract Agent, the Stock Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Collateral Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(b)           No provision of this Agreement, the Collateral Agreement or the Remarketing Agreement shall be construed to relieve the Stock Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)            this Section 8.1(b) shall not be construed to limit the effect of Section 8.1(a);

(ii)           the Stock Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Stock Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

(iii)          no provision of this Agreement or the Collateral Agreement or the Remarketing Agreement shall require the Stock Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)           Whether or not therein expressly so provided, every provision of this Agreement, the Collateral Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Stock Purchase Contract Agent shall be subject to the provisions of this Section.

(d)           The Stock Purchase Contract Agent is authorized to execute and deliver the Collateral Agreement in its capacity as Stock Purchase Contract Agent.

Section 8.2             Notice of Default.

Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge, the Stock Purchase Contract Agent shall transmit by mail to the Company and the Holders of MCAPS, as their names and addresses appear in the Securities Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 8.3             Certain Rights of Stock Purchase Contract Agent.

Subject to the provisions of Section 8.1:

(a)           the Stock Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Trust Preferred Securities, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Agreement, the Collateral Agreement or the Remarketing Agreement the Stock Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Stock Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)           the Stock Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Stock Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Stock Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Stock Purchase Contracts as it may see fit, and, if the Stock Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

(f)            the Stock Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Stock Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

(g)           the Stock Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Stock Purchase Contract Agent security or indemnity reasonably satisfactory to the Stock Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)           the Stock Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;

(i)            the Stock Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Stock Purchase Contract Agent at the Corporate Trust Office of the Stock Purchase Contract Agent, and such notice references the MCAPS and this Agreement;

(j)            the Stock Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)           the rights, privileges, protections, immunities and benefits given to the Stock Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Stock Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(l)            the Stock Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly specified herein.

Section 8.4             Not Responsible for Recitals or Issuance of MCAPS.

The recitals contained herein, in the Collateral Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Stock Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Stock Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the MCAPS, or of the Collateral Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Stock Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Stock Purchase Contracts.

Section 8.5             May Hold MCAPS.

Any Securities Registrar or any other agent of the Company, or the Stock Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of MCAPS and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Securities Registrar or such other agent, or the Stock Purchase Contract Agent. The Company may become the owner or pledgee of MCAPS.

Section 8.6             Money Held in Custody.

Money held by the Stock Purchase Contract Agent in custody hereunder need not be segregated from the Stock Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Stock Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

Section 8.7             Compensation and Reimbursement.

The Company agrees:

(a)           to pay to the Stock Purchase Contract Agent compensation for all services rendered by it hereunder, under the Collateral Agreement and under the Remarketing Agreement as the Company and the Stock Purchase Contract Agent shall from time to time agree in writing;

(b)           except as otherwise expressly provided for herein, to reimburse the Stock Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Stock Purchase Contract Agent in accordance with any provision of this Agreement, the Collateral Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Collateral Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

(c)           to indemnify the Stock Purchase Contract Agent and any predecessor Stock Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the “Indemnitees”) for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Collateral Agreement and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other person)

or liability in connection with the exercise or performance of any of the Stock Purchase Contract Agent’s powers or duties hereunder or thereunder.

The provisions of this Section shall survive the resignation and removal of the Stock Purchase Contract Agent and the termination of this Agreement.

Section 8.8             Corporate Stock Purchase Contract Agent Required, Eligibility.

There shall at all times be a Stock Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article VIII and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as specified in its most recent report of condition so published. If at any time the Stock Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.9             Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Stock Purchase Contract Agent and no appointment of a successor Stock Purchase Contract Agent pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Stock Purchase Contract Agent in accordance with the applicable requirements of Section 8.10.

(b)           The Stock Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Stock Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Stock Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.

(c)           The Stock Purchase Contract Agent may be removed at any time by Act of the Holders of at least a majority in number of the Outstanding MCAPS delivered to the Stock Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Stock Purchase Contract Agent within 30 days after such Act, the Stock Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment at the expense of the Company of a successor Stock Purchase Contract Agent.

(d)           If at any time:

(i)            the Stock Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Stock Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a MCAPS for at least six months;

(ii)           the Stock Purchase Contract Agent shall cease to be eligible under Section 8.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)          the Stock Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Stock Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Stock Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Stock Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a MCAPS for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Stock Purchase Contract Agent and the appointment of a successor Stock Purchase Contract Agent.

(e)           If the Stock Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Stock Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Stock Purchase Contract Agent and shall comply with the applicable requirements of Section 8.10. If no successor Stock Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 8.10, any Holder who has been a bona fide Holder of a MCAPS for at least six months, on behalf of itself and all others similarly situated, or the Stock Purchase Contract Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.

(f)            The Company shall give, or shall cause such successor Stock Purchase Contract Agent to give, notice of each resignation and each removal of the Stock Purchase Contract Agent and each appointment of a successor Stock Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Securities Register. Each notice shall include the name of the successor Stock Purchase Contract Agent and the address of its Corporate Trust Office.

Section 8.10           Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Stock Purchase Contract Agent, every such successor Stock Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Stock Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Stock Purchase Contract Agent shall become effective and such successor Stock Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Stock Purchase Contract Agent; but, on the request of the Company or the successor Stock Purchase Contract Agent, such retiring Stock Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Stock Purchase Contract Agent all the rights, powers and trusts of the retiring Stock Purchase Contract Agent and duly assign, transfer and deliver to such successor Stock Purchase Contract Agent all property and money held by such retiring Stock Purchase Contract Agent hereunder.

(b)           Upon request of any such successor Stock Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Stock Purchase Contract Agent all such rights, powers and agencies referred to in Section 8.10(a).

(c)           No successor Stock Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Stock Purchase Contract Agent shall be qualified and eligible under this Article VIII.

Section 8.11           Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Stock Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Stock Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Stock Purchase Contract Agent, shall be the successor of the Stock Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Stock Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Stock Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Stock Purchase Contract Agent had itself authenticated and executed such MCAPS.

Section 8.12           Preservation of Information; Communications to Holders.

(a)           The Stock Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Stock Purchase Contract Agent in its capacity as Securities Registrar.

(b)           If three or more Holders (herein referred to as “Applicants”) apply in writing to the Stock Purchase Contract Agent, and furnish to the Stock Purchase Contract Agent reasonable proof that each such applicant has owned a MCAPS for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the MCAPS and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Stock Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Stock Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 8.13           No Obligations of Stock Purchase Contract Agent.

Except to the extent otherwise expressly provided in this Agreement, the Stock Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Collateral Agreement, the Remarketing Agreement or any Stock Purchase Contract in respect of the obligations of the Holder of any MCAPS thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Stock Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Stock Purchase Contract Agent shall have no obligation to perform such Stock Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article VI hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Stock Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Collateral Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Stock Purchase Contract Agent and regardless of the form of action.

Section 8.14           Tax Compliance.

(a)           The Stock Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the MCAPS or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the MCAPS. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b)           The Stock Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 8.1(a) hereof.

(c)           The Stock Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

Section 9.1             Supplemental Agreements without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Stock Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Stock Purchase Contract Agent, to:

(a)           evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

(b)           add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(c)           evidence and provide for the acceptance of appointment hereunder by a successor Stock Purchase Contract Agent;

(d)           cure any ambiguity (or formal defect) or correct or supplement any provisions herein which may be inconsistent with any other provisions herein;

(e)           conform the terms of this Agreement to the terms as set forth in the Prospectus dated May 8, 2007 of the Trust and the Company relating to the MCAPS (the “Prospectus”); provided, however, that in connection with such amendment, the Company shall deliver to the Stock Purchase Contract Agent an Officers’ Certificate and an opinion of counsel (who may be counsel to the Compay or the Trust), in each case confirming that such amendment has the effect of conforming the terms of this Declaration of Trust to the terms of the Trust Securities as set forth in the Prospectus.; or

(f)            make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

Section 9.2             Supplemental Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority of the Outstanding MCAPS voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Stock Purchase Contract Agent, the Company, when duly authorized, and the Stock Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Stock Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the MCAPS; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Stock Purchase Contract affected thereby,

(a)           change any Payment Date;

(b)           change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Stock Purchase Contract, impair the right of the Holder of any Stock Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral or adversely alter the rights in or to such Collateral;

(c)           reduce the amount of any Contract Payments or change any place where, or the coin or currency in which, any Contract Payment is payable;

(d)           impair the right to institute suit for the enforcement of any Stock Purchase Contract or any Contract Payments;

(e)           reduce the number of Depositary Shares or the amount of any other property to be purchased pursuant to any Stock Purchase Contract, increase the price to purchase Depositary Shares or any other property upon settlement of any Stock Purchase Contract or change the Stock Purchase Date or otherwise adversely affect the Holder’s rights under the Stock Purchase Contract; or

(f)            reduce the percentage of the outstanding Stock Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Stock Purchase Contracts or the Collateral Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Normal MCAPS or the Treasury MCAPS, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Stock Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) above.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3             Execution of Supplemental Agreements.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the agencies created by this Agreement, the Stock Purchase Contract Agent shall be provided, and (subject to Section 8.1) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Stock Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Stock Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 9.4             Effect of Supplemental Agreements.

Upon the execution of any supplemental agreement under this Article IX, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 9.5             Reference to Supplemental Agreements.

Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article IX may, and shall if required by the Stock Purchase Contract Agent, bear a notation in form approved by the Stock Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Stock Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1           Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

The Company covenants that it will not consolidate with, convert into, or merge with and into, any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or entity, unless:

(a)           either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Stock Purchase Contracts, this Agreement, the Collateral Agreement, the Declaration of Trust, the Indenture (including any supplement thereto), the Guarantee Agreement, the Deposit Agreement and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Stock Purchase Contract Agent and the Collateral Agent, executed and delivered to the Stock Purchase Contract Agent and the Collateral Agent by such corporation;

(b)           the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Stock Purchase Contracts, this Agreement, the Collateral Agreement, the Declaration of Trust, the Indenture (including any supplement thereto), the Guarantee Agreement, the Deposit Agreement or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements; and

(c)           the successor entity, if not the Company, shall have reserved sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock for deposit pursuant to the Deposit Agreement, such that each holder of MCAPS will receive, on the Stock Purchase Date, Depositary Shares having substantially the same rights as the Depositary Shares that such holder would have received had such merger, consolidation or other transaction not occurred.

Section 10.2           Rights and Duties of Successor Corporation.

In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 10.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing MCAPS issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Stock Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Stock Purchase Contract

Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Stock Purchase Contract Agent for authentication and execution, and any Certificate evidencing MCAPS which such successor corporation thereafter shall cause to be signed and delivered to the Stock Purchase Contract Agent or that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing MCAPS thereafter to be issued as may be appropriate.

Section 10.3           Officers’ Certificate and Opinion of Counsel Given to Stock Purchase Contract Agent.

The Stock Purchase Contract Agent, subject to Section 8.1 and Section 8.3, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article X and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE XI

COVENANTS

Section 11.1           Performance under Stock Purchase Contracts.

The Company covenants and agrees for the benefit of the Holders from time to time of the MCAPS that it will duly and punctually perform its obligations under the Stock Purchase Contracts in accordance with the terms of the Stock Purchase Contracts and this Agreement.

Section 11.2           Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of Depositary Shares upon settlement of the Stock Purchase Contracts on the Stock Purchase Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Normal MCAPS and where notices and demands to or upon the Company in respect of the MCAPS and this Agreement may be served. The Company will give prompt written notice to the Stock Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Stock Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Stock Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Stock Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Stock Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the MCAPS the Corporate Trust Office and appoints the Stock Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 11.3           Company to Reserve Preferred Stock.

The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Preferred Stock the full number of shares of Preferred Stock issuable against tender of payment for the Depositary Shares in respect of all Stock Purchase Contracts constituting a part of the MCAPS evidenced by Outstanding Certificates.

Section 11.4           Covenants as to the Remarketing

The Company will (1) cooperate with the Remarketing Agent to the full extent, (2) comply with all necessary governmental and regulatory requirements and (3) receive all necessary governmental and third party consents and approvals in connection with the Remarketing.

The Company shall use its commercially reasonable efforts to effect the Remarketing of the Trust Preferred securities as contemplated by the Remarketing Agreement.

Section 11.5           Covenants as to Preferred Stock and Depositary Shares.

The Company covenants that all shares of Preferred Stock and Depositary Shares that may be issued against tender of payment for the Depositary Shares in respect of any Stock Purchase Contract constituting a part of the Outstanding MCAPS will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section 11.6           Statements of Officers of the Company as to Default.

The Company will deliver to the Stock Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 11.7           ERISA.

Each Holder from time to time of the MCAPS hereby represents and warrants for the entire time it holds any interest in an MCAPS or a Trust Preferred Security, as the case may be, that either (i) no portion of the assets used by such Holder to acquire or hold the MCAPS or any Trust Preferred Security constitutes assets of any Plan or (ii) the purchase, holding and disposition of the MCAPS or Trust Preferred Security by such Holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Section 11.8           Tax Treatment.

(a)           The Company covenants and agrees, each Holder of MCAPS agrees, by acceptance of MCAPS, and each Beneficial Owner agrees, by acceptance of a beneficial interest in MCAPS, for United States federal, state and local income and franchise tax purposes, (i) to treat a Holder’s acquisition of the Normal MCAPS as the acquisition of the Trust Preferred Securities and Stock Purchase Contract constituting the Normal MCAPS and Treasury MCAPS as a unit consisting of Qualifying Treasury Securities and a Stock Purchase Contract and to treat each Holder as the owner of the applicable interest in the Collateral Account, including the Trust Preferred Securities or the Qualifying Treasury Securities, (ii) the Debentures as indebtedness of the Company, and (iii) the fair market value of each $1,000 Initial Liquidation Amount of Trust

Preferred Securities included in Normal MCAPS as $1,000 and the fair market value of each Stock Purchase Contract as $0.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Barrett S. DiPaolo
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Stock Purchase Contract Agent

By:	/s/ Earl Dennison
Name:
Title:

EXHIBIT A

(FORM OF FACE OF NORMAL MCAPS CERTIFICATE)

{For inclusion in Global Certificates only – THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}

No.	CUSIP No.

Number of Normal MCAPS:

LEHMAN BROTHERS HOLDINGS INC.
Normal MCAPS

This Normal MCAPS Certificate certifies that {Cede & Co.} is the registered Holder of the number of Normal MCAPS set forth above {for inclusion in Global Certificates only - or such other number of Normal MCAPS reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}. Each Normal MCAPS consists of (i) one trust preferred security (the “Trust Preferred Security”) of Lehman Brothers Holdings Capital Trust VIII, a Delaware statutory trust (the “Trust”), subject to the Pledge of such Trust Preferred Security by such Holder pursuant to the Collateral Agreement, and (ii) the rights and obligations of the Holder under one Stock Purchase Contract with Lehman Brothers Holdings Inc. (the “Company”). All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Collateral Agreement, the Trust Preferred Security, constituting part of each Normal MCAPS evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contract comprising part of such Normal MCAPS.

The Collateral Agreement provides that all distributions on any Pledged Trust Preferred Securities constituting part of the Normal MCAPS received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) distributions on Pledged Trust Preferred Securities to the Stock Purchase Contract Agent to the account designated by the Stock Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the liquidation amount of the Pledged Trust Preferred Securities (in connection with a Remarketing or otherwise), to the Company in accordance with the terms of the Collateral Agreement, in full satisfaction of the respective obligations of the Holders of the Normal MCAPS of which such Pledged Trust Preferred Securities are a part under the Stock Purchase Contracts forming a part of such Normal MCAPS. Distributions on the Trust Preferred Securities forming part of a Normal MCAPS evidenced hereby, which are payable quarterly on February 28, May 31, August 31 and November 30 each year, commencing August 31, 2007 (each, a “Payment Date”), shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Normal MCAPS Certificate (or a Predecessor Normal MCAPS Certificate) is registered at the close of business on the Record Date for such Payment Date.

Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal MCAPS Certificate to purchase, and the Company to sell, on the Stock Purchase Date, at a price equal to $1,000 (the “Purchase Price”), one depositary share (“Depositary Share”), representing 1/100th of a share of the Non-Cumulative Perpetual Preferred Stock, Series I, $100,000 liquidation preference per share (the “Preferred Stock”), of the Company, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the “Purchase Price”) for the Depositary Share purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payment received in respect of the liquidation amount with respect to the Pledged Trust Preferred Security pursuant to the Remarketing pledged to secure the obligations under such Stock Purchase Contract of the Holder of the Normal MCAPS of which such Stock Purchase Contract is a part.

Each Holder of MCAPS agrees, by acceptance of MCAPS, and each Beneficial Owner agrees, by acceptance of a beneficial interest in MCAPS, for United States federal, state and local income and franchise tax purposes, (i) to treat a Holder’s acquisition of the Normal MCAPS as the acquisition of the Trust Preferred Securities and Stock Purchase Contract constituting the Normal MCAPS and Treasury MCAPS as a unit consisting of Qualifying Treasury Securities and a Stock Purchase Contract and to treat each Holder as the owner of the applicable interest in the Collateral Account, including the Trust Preferred Securities or the

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Qualifying Treasury Securities, (ii) the Debentures as indebtedness of the Company, and (iii) the fair market value of each $1,000 Initial Liquidation Amount of Trust Preferred Securities included in Normal MCAPS as $1,000 and the fair market value of each Stock Purchase Contract as $0.

The Company shall pay, on each Payment Date, in respect of each Stock Purchase Contract forming part of a Normal MCAPS evidenced hereby, an amount (the “Contract Payments”) equal to 0.15% per year of the Stated Amount, subject to its rights provided for in the Stock Purchase Contract Agreement to defer Contract Payments. Such Contract Payments shall be payable to the Person in whose name this Normal MCAPS Certificate is registered at the close of business on the Record Date for such Payment Date.

Distributions on the Trust Preferred Securities and the Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal MCAPS has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Normal MCAPS Certificate shall not be entitled to any benefit under the Collateral Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Stock Purchase Contracts)

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as attorney-in-fact of such Holder as Stock Purchase Contract Agent

By:
Name:
Title:

Date:

CERTIFICATE OF AUTHENTICATION

OF STOCK PURCHASE CONTRACT AGENT

This is one of the Normal MCAPS Certificates referred to in the within mentioned Stock Purchase Contract Agreement.

By: U.S. BANK NATIONAL ASSOCIATION,
as Stock Purchase Contract Agent

By:
Name:
Title:

Date:

(FORM OF REVERSE OF NORMAL MCAPS CERTIFICATE)

Each Stock Purchase Contract evidenced hereby is governed by a Stock Purchase Contract Agreement, dated as of May 17, 2007 (as may be supplemented from time to time, the “Stock Purchase Contract Agreement”), between the Company and U.S. Bank National Association, as Stock Purchase Contract Agent (including its successors hereunder, the “Stock Purchase Contract Agent”), to which Stock Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Normal MCAPS Certificates are, and are to be, executed and delivered.

Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal MCAPS Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $1,000 (the “Purchase Price”), one depositary share (“Depositary Share”) of the Company, representing 1/100th of a share of the Non-Cumulative Perpetual Preferred Stock, Series I, $100,000 liquidation preference per share (the “Preferred Stock”), of the Company, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event with respect to the MCAPS of which such Stock Purchase Contract is a part shall have occurred.

In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Normal MCAPS Certificate may pay the Purchase Price for the Depositary Share purchased pursuant to each Stock Purchase Contract evidenced hereby by effecting a Settlement with Qualifying Treasury Securities or from the proceeds of or from a Remarketing of the related Pledged Trust Preferred Securities. A Holder of Normal MCAPS who does not, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period, notify the Stock Purchase Contract Agent of its intention to effect a Settlement with Qualifying Treasury Securities, or who does so notify the Stock Purchase Contract Agent but fails to make an effective Settlement with Qualifying Treasury Securities on or prior to 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of any Remarketing Period shall pay the Purchase Price for the Depositary Share to be delivered under the related Stock Purchase Contract from the proceeds of the sale of the related Pledged Trust Preferred Securities held by the Collateral Agent in the Remarketing. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the applicable Remarketing Date.

Upon the occurrence of a final Failed Remarketing, the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to the Pledged Trust Preferred Securities underlying the Normal MCAPS, and may, among other things, (A) retain such Trust Preferred Securities in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts or (B) sell such Trust Preferred Securities in one or more public or private sales or otherwise. In the event of a Failed Remarketing, the Company will issue a note, payable on the later of June 2, 2014 and five years after the first Payment Date on which any Deferred Contract Payments were payable and bearing interest at the rate of three-month LIBOR plus 0.68% per annum, in the amount of any accrued and unpaid interest on the Debentures underlying such Pledged Trust Preferred Securities as of the Stock Purchase Date, to the Stock Purchase Contract Agent for delivery to the Holders of such Trust Preferred Securities.

The Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Trust Preferred Securities, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Trust Preferred Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Trust Preferred Securities, the Stock Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Normal MCAPS Holders a notice:

(1)           containing such information as is contained in the notice or solicitation;

(2)           stating that each Holder on the Record Date set by the Stock Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Trust Preferred Securities, as the case may be, entitled to vote) shall be entitled to instruct the Stock Purchase Contract Agent as to the exercise of the voting rights pertaining to the Trust Preferred Securities underlying such Holder’s Normal MCAPS; and

(3)           stating the manner in which such instructions may be given.

Upon the written request of the Normal MCAPS Holders on such Record Date received by the Stock Purchase Contract Agent at least six days prior to such meeting, the Stock Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate liquidation amount of Trust Preferred Securities, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal MCAPS, the Stock Purchase Contract Agent shall abstain from voting the Trust Preferred Securities evidenced by such Normal MCAPS. The Company hereby agrees, if applicable, to solicit Holders of Normal MCAPS to timely instruct the Stock Purchase Contract Agent in order to enable the Stock Purchase Contract Agent to vote the Trust Preferred Securities. The Holders of Normal MCAPS shall have no voting or other rights in respect of the Depositary Shares or the Preferred Stock.

Upon the occurrence of a Successful Remarketing, the Collateral Agent shall, in accordance with the Collateral Agreement, cause the Securities Intermediary to transfer the Pledged Trust Preferred Securities upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account. The Remarketing Agent will deduct a remarketing fee in accordance with the terms of the Remarketing Agreement. With respect to Pledged Trust Preferred Securities upon a Successful Remarketing, any proceeds of the Remarketing in excess of the aggregate Purchase Price applicable to the related Normal MCAPS plus the portion of the Remarketing Fee attributable to such Pledged Trust Preferred Securities will be remitted to the Stock Purchase Contract Agent for payment to the Holders of the related Normal MCAPS.

The Normal MCAPS Certificates are issuable only in registered form and only in denominations of a single Normal MCAPS and any integral multiple thereof. The transfer of any Normal MCAPS Certificate will be registered and Normal MCAPS Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Stock Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contract underlying a Normal MCAPS remains in effect, such Normal MCAPS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal MCAPS in respect of the Trust Preferred Security and Stock Purchase Contract constituting such Normal MCAPS may be transferred and exchanged only as a Normal MCAPS.

Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder may, at any time on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period, effect a Collateral Substitution and separate the Pledged Trust Preferred Securities from the related Stock Purchase Contracts in respect of all or a portion of such Holder’s Normal MCAPS by substituting for such Pledged Trust Preferred Securities, Qualifying Treasury Securities or portions thereof in an aggregate liquidation amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities.

The Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Person in whose name the Normal MCAPS Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal MCAPS has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment pursuant to Section 6.7 of the Stock Purchase Contract Agreement. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate of three-month LIBOR plus 0.68% per year (computed on the basis of the actual number of days elapsed in the related payment period using a 360-day year), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Payments”). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Section 6.7 of the Stock Purchase Contract Agreement. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.

The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Securities Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Trust Preferred Securities from the Pledge in accordance with the provisions of the Collateral Agreement. A Normal MCAPS shall thereafter represent the right to receive the Trust Preferred Security forming a part of such Normal MCAPS in accordance with the terms of, and except as set forth in, the Stock Purchase Contract Agreement and the Collateral Agreement.

Upon registration of transfer of this Normal MCAPS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), under the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Normal MCAPS Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Normal MCAPS Certificate, by its acceptance hereof, irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts forming part of the Normal MCAPS evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Stock Purchase Contracts, consents to the provisions of the Stock Purchase Contract Agreement, irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Collateral Agreement on its behalf as its attorney-in-fact, and consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Trust Preferred Security underlying this Normal MCAPS Certificate pursuant to the Collateral Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Stock Purchase Contract Agreement and the Collateral Agreement, but subject to the terms thereof, payments with respect to the aggregate liquidation amount of the Pledged Trust Preferred Securities on the Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Stock Purchase Contracts.

The Stock Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Stock Purchase Contract Agent and its Affiliates and any agent of the Company or the Stock Purchase Contract Agent may treat the Person in whose name this Normal MCAPS Certificate is registered as the owner of the Normal MCAPS evidenced hereby for the purpose of receiving distributions payable on the Trust Preferred Security, receiving payments of Contract Payments (subject to any applicable record date), performance of the Stock Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Stock Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Stock Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of depositary shares and the Preferred Stock.

A copy of the Stock Purchase Contract Agreement is available for inspection at the offices of the Stock Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)

the within Normal MCAPS Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney          , to transfer said Normal MCAPS Certificates on the books of Lehman Brothers Holdings Inc., with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must
correspond with the name as it appears upon the face
of the within Normal MCAPS Certificates in every
particular, without alteration or enlargement or any
change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for a depositary share deliverable upon settlement on or after the Stock Purchase Date of the Stock Purchase Contracts underlying the number of Normal MCAPS evidenced by this Normal MCAPS Certificate be registered in the name of, and delivered, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

Signature Guarantee:
(if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

{TO BE ATTACHED TO GLOBAL CERTIFICATES}

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Normal MCAPS evidenced by the Global Certificate	Amount of decrease in Number of Normal MCAPS evidenced by the Global Certificate	Number of Normal MCAPS evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Stock Purchase Contract Agent

EXHIBIT B

(FORM OF FACE OF TREASURY MCAPS CERTIFICATE)

{For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}

No.	CUSIP No.

Number of Treasury MCAPS:

LEHMAN BROTHERS HOLDINGS INC.
Treasury MCAPS

This Treasury MCAPS Certificate certifies that {Cede & Co.} is the registered Holder of the number of Treasury MCAPS set forth above {for inclusion in Global Certificates only – or such other number of Treasury MCAPS reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}. Each Treasury MCAPS consists of (i) a Qualifying Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Qualifying Treasury Security by such Holder pursuant to the Collateral Agreement, and (ii) the rights and obligations of the Holder under one Stock Purchase Contract with Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”). All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Collateral Agreement, the Qualifying Treasury Security constituting part of each Treasury MCAPS evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contract comprising part of such Treasury MCAPS.

Each Stock Purchase Contract evidenced hereby obligates the Holder of this Treasury MCAPS Certificate to purchase, and the Company to sell, on the Stock Purchase Date, at a price equal to $1,000 (the “Purchase Price”), one depositary share (“Depositary Share”), representing 1/100th of a share of the Non-Cumulative Perpetual Preferred Stock, Series I, $100,000 liquidation preference per share (the “Preferred Stock”), of the Company, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for a Depositary Share purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of the proceeds from the Qualifying Treasury Securities at maturity pledged to secure the obligations of the Holder under such Stock Purchase Contract of the Treasury MCAPS of which such Stock Purchase Contract is a part.

Each Holder of MCAPS agrees, by acceptance of MCAPS, and each Beneficial Owner agrees, by acceptance of a beneficial interest in MCAPS, for United States federal, state and local income and franchise tax purposes, (i) to treat a Holder’s acquisition of the Normal MCAPS as the acquisition of the Trust Preferred Securities and Stock Purchase Contract constituting the Normal MCAPS and Treasury MCAPS as a unit consisting of Qualifying Treasury Securities and a Stock Purchase Contract and to treat each Holder as the owner of the applicable interest in the Collateral Account, including the Trust Preferred Securities or the Qualifying Treasury Securities, (ii) the Debentures as indebtedness of the Company, and (iii) the fair market value of each $1,000 Initial Liquidation Amount of Trust Preferred Securities included in Normal MCAPS as $1,000 and the fair market value of each Stock Purchase Contract as $0.

The Company shall pay, on each Payment Date, in respect of each Stock Purchase Contract forming part of a Treasury MCAPS evidenced hereby, an amount (the “Contract Payments”) equal to 0.15% per year of the Stated Amount, subject to its rights provided for in the Stock Purchase Contract Agreement to defer Contract Payments. Such Contract Payments shall be payable to the Person in whose name this Treasury MCAPS Certificate is registered at the close of business on the Record Date for such Payment Date.

Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Treasury MCAPS has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2

Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Treasury MCAPS Certificate shall not be entitled to any benefit under the Collateral Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.

3

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Stock Purchase Contracts)

	By:	U.S. BANK NATIONAL ASSOCIATION, not individually but solely as attorney-in-fact of such Holder as Stock Purchase Contract Agent

By:
Name:
Title:

Date:

4

CERTIFICATE OF AUTHENTICATION OF
STOCK PURCHASE CONTRACT AGENT

This is one of the Treasury MCAPS referred to in the within-mentioned Stock Purchase Contract Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Stock Purchase Contract Agent

By:
Name:
Title:

Date:

5

(FORM OF REVERSE OF TREASURY MCAPS CERTIFICATE)

Each Stock Purchase Contract evidenced hereby is governed by a Stock Purchase Contract Agreement, dated as of May 17, 2007 (as may be supplemented from time to time, the “Stock Purchase Contract Agreement”) between the Company and U.S. Bank National Association, as Stock Purchase Contract Agent (including its successors thereunder, herein called the “Stock Purchase Contract Agent”), to which the Stock Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury MCAPS Certificates are, and are to be, executed and delivered.

Each Stock Purchase Contract evidenced hereby obligates the Holder of this Treasury MCAPS Certificate to purchase, and the Company to sell, on the Stock Purchase Date, at a price equal to $1,000 (the “Purchase Price”), one depositary share (“Depositary Share”), representing 1/100th of a share of the Non-Cumulative Perpetual Preferred Stock, Series I, $100,000 liquidation preference per share (the “Preferred Stock”), of the Company, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event with respect to the MCAPS of which such Stock Purchase Contract is a part shall have occurred.

In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Treasury MCAPS shall pay the Purchase Price for a Depositary Share purchased pursuant to each Stock Purchase Contract evidenced hereby either by effecting a Settlement with Treasury Securities of each such Stock Purchase Contract on or prior to 5:00 p.m. (New York City time) on the second Business Day prior to the Stock Purchase Date, or by applying a principal amount of the Pledged Treasury Security underlying such Holder’s Treasury MCAPS equal to the Stated Amount of such Stock Purchase Contract to the purchase of the Depositary Share.

The Company shall not be obligated to issue a depositary share in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the depositary share to be purchased thereunder in the manner set forth in the Stock Purchase Contract Agreement.

The Treasury MCAPS Certificates are issuable only in registered form and only in denominations of a single Treasury MCAPS and any integral multiple thereof. The transfer of any Treasury MCAPS Certificate will be registered and Treasury MCAPS Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Stock Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contract underlying a Treasury MCAPS remains in effect, such Treasury MCAPS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury MCAPS in respect of the Qualifying Treasury Security and the Stock Purchase Contract constituting such Treasury MCAPS may be transferred and exchanged only as a Treasury MCAPS.

6

Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder of Treasury MCAPS may recreate, at any time on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the beginning of any Remarketing Period, Normal MCAPS by delivering to the Securities Intermediary Trust Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Stock Purchase Contract Agreement and the Collateral Agreement.

The Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Person in whose name the Treasury MCAPS Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal MCAPS has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment pursuant to Section 6.7 of the Stock Purchase Contract Agreement. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate of three-month LIBOR plus 0.68% per year (computed on the basis of the actual number of days elapsed in the related payment period using a 360-day year), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Payments”). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Section 6.7 of the Stock Purchase Contract Agreement. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.

The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Collateral Agreement) in accordance with the provisions of the Collateral Agreement. A Treasury MCAPS shall thereafter represent the right to receive the interest in the Qualifying Treasury Security forming a part of

7

such Treasury MCAPS, in accordance with the terms of and except as set forth in, the Stock Purchase Contract Agreement and the Collateral Agreement.

Upon registration of transfer of this Treasury MCAPS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), under the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Treasury MCAPS Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury MCAPS Certificate, by its acceptance hereof, authorizes the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts forming part of the Treasury MCAPS evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Stock Purchase Contracts, consents to the provisions of the Stock Purchase Contract Agreement, authorizes the Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Collateral Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Qualifying Treasury Securities underlying this Treasury MCAPS Certificate pursuant to the Collateral Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Stock Purchase Contract Agreement and the Collateral Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Stock Purchase Contracts.

The Stock Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of this Certificate for registration or transfer, the Company, the Stock Purchase Contract Agent and its Affiliates and any agent of the Company or the Stock Purchase Contract Agent may treat the Person in whose name this Treasury MCAPS Certificate is registered as the owner of the Treasury MCAPS evidenced hereby for the purpose of receiving payments of interest on the Qualifying Treasury Securities, receiving payments of Contract Payments (subject to any applicable record date), performance of the Stock Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Stock Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

8

The Stock Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of depositary shares and the Preferred Stock.

A copy of the Stock Purchase Contract Agreement is available for inspection at the offices of the Stock Purchase Contract Agent.

9

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

Custodian

UNIF GIFT MIN ACT:	(cust)	(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

the within Treasury MCAPS Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney          , to transfer said Treasury MCAPS Certificates on the books of Lehman Brothers Holdings Inc., with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must
correspond with the name as it appears upon the face
of the within Treasury MCAPS Certificates in every
particular, without alteration or enlargement or any
change whatsoever.

Signature Guarantee:

10

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for depositary shares deliverable upon settlement on or after the Stock Purchase Date of the Stock Purchase Contracts underlying the number of Treasury MCAPS evidenced by this Treasury MCAPS Certificate be registered in the name of, and delivered, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name

Address

Social Security or other Taxpayer Identification Number, if any

Signature

Signature Guarantee:
(if assigned to another person)

11

{TO BE ATTACHED TO GLOBAL CERTIFICATES}

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Treasury MCAPS evidenced by the Global Certificate	Amount of decrease in Number of Treasury MCAPS evidenced by the Global Certificate	Number of Treasury MCAPS evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Stock Purchase Contract Agent

EXHIBIT C

INSTRUCTION TO STOCK PURCHASE CONTRACT AGENT

The Bank of New York
Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Facsimile: 212-815-3910

Re:	{Creation of Treasury MCAPS} {Recreation of Normal MCAPS} of Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”).

The undersigned Holder hereby notifies you that it has delivered to The Bank of New York as Collateral Agent, for credit to the Collateral Account, $         aggregate [principal] [liquidation] amount of {Treasury Securities}{Trust Preferred Securities} in exchange for the {Pledged Trust Preferred Securities} {Pledged Treasury Securities} held in the Collateral Account, in accordance with the Collateral Agreement, dated as of May 17, 2007 (the “Collateral Agreement”; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the {Pledged Trust Preferred Securities} {Pledged Treasury Securities} related to such {Normal MCAPS} {Treasury MCAPS}.

Date:
Signature Guarantee:

Please print name and address of
Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT D

NOTICE FROM STOCK PURCHASE CONTRACT AGENT
TO HOLDERS

(Transfer of Collateral upon Occurrence of a Termination Event)

{HOLDER}

Attention:

Telecopy:

Re:                               {Normal MCAPS} {Treasury MCAPS} of Lehman Brothers Holdings Inc., a Delaware corporation (the “COMPANY”)

Please refer to the Stock Purchase Contract Agreement, dated as of May 17, 2007 (the “Stock Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal MCAPS and Treasury MCAPS from time to time.

We hereby notify you that a Termination Event has occurred and that {the Trust Preferred Securities} {the Qualifying Treasury Securities} comprising a portion of your ownership interest in {Normal MCAPS} {Treasury MCAPS} have been released and are being held by us for your account pending receipt of transfer instructions with respect to such {Trust Preferred Securities} {Qualifying Treasury Securities} (the “Released Securities”).

Pursuant to Section 3.15 of the Stock Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your {Normal MCAPS]{Treasury MCAPS} effected through book-entry or by delivery to us of your {Normal MCAPS Certificate]{Treasury MCAPS Certificate}, we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions.

In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such {Normal MCAPS}{Treasury MCAPS} are transferred or your {Normal MCAPS Certificate} {Treasury MCAPS Certificate} is surrendered or satisfactory evidence is provided that such {Normal MCAPS Certificate}{Treasury MCAPS Certificate} has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Dated:	By: U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: Authorized Signatory

EXHIBIT E

NOTICE TO SETTLE BY TREASURY SECURITIES

U.S. BANK NATIONAL ASSOCIATION
The Stock Purchase Contract Agent

One Federal Street, 3rd Floor

Boston, MA 02110
Attention:  Corporate Trust Services
Facsimile:  617-603-6667

Re:                   Normal MCAPS of Lehman Brothers Holdings Inc.,
a Delaware corporation (the “Company”)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 6.2(b) of the Stock Purchase Contract Agreement, dated as of May 17, 2007 (the “Stock Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Stock Purchase Contract Agent and as attorney-in-fact for the Holders of the Stock Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 5:00 p.m. (New York City time) on the first Business Day immediately preceding the beginning of the Remarketing Period (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $[    ] as the Purchase Price for the depositary shares issuable to such Holder by the Company with respect to Stock Purchase Contracts on the Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Settlement with Treasury Securities with respect to the Stock Purchase Contracts related to such Holder’s Normal MCAPS.

EXHIBIT F

NOTICE FROM STOCK PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Settlement of Stock Purchase Contract through Remarketing)

The Bank of New York
Attn.: MBS Group

101 Barclay Street, Floor 4 West

New York, NY 10286

Facsimile: 212-815-3910

Re:                   Normal MCAPS of Lehman Brothers Holdings Inc.,
a Delaware corporation (the “Company”)

Please refer to the Stock Purchase Contract Agreement, dated as of May 17, 2007 (the “Stock Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the Holders of Normal MCAPS from time to time.

In accordance with Section 6.2(b) of the Stock Purchase Contract Agreement and, based on notices of Settlement with Treasury Securities received from Holders of Normal MCAPS as of 5:00 p.m. (New York City time), on the second Business Day immediately preceding the beginning of the Remarketing Period, we hereby notify you that an aggregate liquidation amount of $     Trust Preferred Securities are to be tendered for purchase in the Remarketing.

Dated:	By:	U.S. BANK NATIONAL ASSOCIATION,
as the Stock Purchase Contract Agent

By:
Name:
Title: Authorized Signatory